Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Asia Pacific Wire & Cable Corporation Limited of our report dated April 29, 2021 relating to the financial statements, which appears in Asia Pacific Wire & Cable Corporation Limited’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

December 15, 2021